UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 9, 2016

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 9, 2016, Dynavax Technologies Corporation (“Dynavax” or the “Company”) issued a press release titled “Dynavax Presents Early Clinical Data from Lead Cancer Immunotherapy Candidate, SD-101, at Society for Melanoma Research.”  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on November 9, 2016, Dynavax’s collaborator AstraZeneca, informed the Company that it had initiated dosing in a Phase 2a safety and efficacy trial of AZD1419 in asthma patients.  The $7.2 million milestone due to Dynavax under the collaboration and license agreement between the two companies will be applied against the approximately $7.4 million remaining from advance payments previously received by the Company for its collaboration research and development expenses under the agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

99.1 Press Release, dated November 9, 2016, titled “Dynavax Presents Early Clinical Data from Lead Cancer Immunotherapy Candidate, SD-101, at Society for Melanoma Research”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: November 9, 2016	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Vice President

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release, dated November 9, 2016, titled “Dynavax Presents Early Clinical Data from Lead Cancer Immunotherapy Candidate, SD-101, at Society for Melanoma Research”